UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 27, 2014

Nelnet, Inc.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100 Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2014, Nelnet Servicing, LLC (“Nelnet Servicing”), a subsidiary of Nelnet, Inc. (the “Company”), received a Modification of Contract that is effective September 1, 2014 (the “Modification”) from the United States Department of Education (the “Department”), pursuant to which the Department modified the pricing and loan allocation metrics under the previously reported student loan servicing contract between the Department and Nelnet Servicing (the “Servicing Contract”).

As previously reported by the Company, Nelnet Servicing is one of four companies awarded a student loan servicing contract by the Department in June 2009 to provide additional servicing capacity for loans owned by the Department. Under the Servicing Contract, the Company earns a monthly fee from the Department for each unique borrower who has loans owned by the Department and serviced by the Company. The amount paid per each unique borrower is dependent on the status of the borrower (such as in school or in repayment). In addition, the Department allocates new loan volume among the four servicers based on certain performance metrics established by the Department.

The Modification provides that certain amounts to be paid under the Servicing Contract as determined by borrower status will change effective September 1, 2014. Based on the Company’s current portfolio of borrowers, the Company does not expect the initial weighted average revenue earned per unique borrower to be significantly different under the revised pricing structure than that of the pre-Modification pricing structure.

In addition, the Modification provides that the Department will begin allocating new loan volume among the four servicers based on the following performance metrics:

•	Two metrics will measure the satisfaction among separate customer groups, including borrowers (35 percent) and Federal Student Aid personnel who work with the servicers (5 percent).

•
Three metrics will measure the success of keeping borrowers in an on-time repayment status and helping borrowers avoid default as reflected by the percentage of borrowers in current repayment status (30 percent), percentage of borrowers more than 90 days but less than 271 days delinquent (15 percent), and percentage of borrowers over 270 days and less than 361 days delinquent (15 percent).

The allocation of ongoing volume will be determined twice each year based on the performance of each servicer in relation to the other servicers. Quarterly results will be compiled for each servicer. The average of the March and June quarter end results will be used to allocate volume for the period from September 1 to February month end, and the average of the September and December quarter end results will be used to allocate volume for the period from March 1 to August 31, of each year.

The Department also has contracts with seven not-for-profit entities to service student loans. These entities have operated under separate pricing and performance metrics, but beginning October 1, the changes discussed above also will be extended to the not-for-profit entities so that all Department servicers will operate under common pricing and performance metrics. While previously these entities have only serviced existing loans, they will also begin to receive new borrower accounts in early 2015. This may impact new allocation volume for the Company.

The Company will continue to enhance its servicing processes, procedures, and expense structure to provide the best service possible to borrowers, compete for greater allocation under the new metrics, and be extremely efficient.

The description above is a summary of the Modification and is qualified in its entirety by the complete text of the Modification, a copy of which is filed with this report as Exhibit 10.1, and is incorporated by reference herein. The previously filed copies of the Servicing Contract and the previously reported Modification of Contract to extend the term of the Servicing Contract are incorporated by reference as Exhibits 10.2 and 10.3, respectively, to this report.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits. The following exhibits are filed or incorporated by reference as part of this report:

Exhibit
No.                        Description

10.1*	Modification of Contract dated effective as of September 1, 2014 for Student Loan Servicing Contract between the United States Department of Education and Nelnet Servicing, LLC.

10.2
Student Loan Servicing Contract between the United States Department of Education and Nelnet Servicing, LLC, filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and incorporated herein by reference.

10.3
Modification of Contract dated effective as of June 17, 2014 for Student Loan Servicing Contract between the United States Department of Education and Nelnet Servicing, LLC, filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed on June 18, 2014 and incorporated herein by reference.

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 2, 2014                     NELNET, INC.

By:    /s/ JAMES D. KRUGER
Name: James D. Kruger
Title: Chief Financial Officer